UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2011

CopyTele, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11254	11-2622630
(Commission File Number)	(IRS Employer Identification No.)

900 Walt Whitman Road, Melville, NY	11747
(Address of Principal Executive Offices)	(Zip Code)

(631) 549-5900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to 2010 Share Incentive Plan

On July 6, 2011, the Board of Directors (the “Board”) of CopyTele, Inc. (the “Company”) approved an amendment to the  CopyTele,  Inc 2010 Share  Incentive  Plan (the “2010 Plan”) to increase the number of shares of Common Stock that may be issued thereunder from 15,000,000 to 27,000,000.

As previously announced, the 2010 Plan provides for the granting of stock options, stock appreciation rights, stock awards, performance awards and stock units (the “Benefits”).   As amended, a maximum  of 27,000,000 shares of common stock are reserved and available for issuance under the 2010 Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change.   Officers, key employees and non-employee directors of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the 2010 Plan.   Each current and future non-employee director is automatically granted non-qualified stock options to purchase 60,000 shares of common stock upon their initial election to the Board and at the time of each subsequent annual meeting of shareholders at which they are re-elected to the Board.

The 2010 Plan is administered by the committee (the “Committee”)  appointed by the Board, which determines the term and provisions of the Benefits. The 2010 Plan contains provisions for equitable adjustment of the Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividends in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company.  The 2010 Plan terminates on July 14, 2020.  The Committee may amend, suspend or terminate the 2010 Plan at any time.

The above summary of the 2010 Plan is qualified in its entirety by reference to the full text of the 2010 Plan which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 20, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits.

10.1     Amendment No. 1 to the CopyTele, Inc. 2010 Share Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: July 7, 2011	By:	/s/ Denis A. Krusos
Denis A. Krusos
Chairman of the Board and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the CopyTele, Inc. 2010 Share Incentive Plan.